UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): July 23, 2015

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York		14615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 23, 2015, Monro Muffler Brake, Inc. (the “Company”) issued a press release announcing its operating results for the first quarter ended June 27, 2015, as well as estimated second quarter and fiscal 2016 comparable store sales growth and diluted earnings per share. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01	Voluntary Disclosure of Other Events

On July 23, 2015, the Company also announced that it signed a definitive asset purchase agreement to acquire Kost Tire Distributors, Inc. and Kost Tire/Muffler, Inc., which operate a chain of 27 stores located in Central New York and Northeast Pennsylvania markets. Further details of this acquisition are contained in the press release furnished as Exhibit 99.1.

The Company also announced that on July 12, 2015, the Company acquired Windsor Tire Co., Inc., a chain of four stores located in the Eastern Massachusetts market. Further details of this acquisition are contained in the press release furnished as Exhibit 99.1.

Finally, the Company announced that on April 25, 2015, it completed the previously-announced acquisition of the Car-X brand, a chain of 146 franchised locations operating in ten states. Three of these states are new for Monro. Further details of this acquisition are contained in the press release furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated July 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.
(Registrant)

July 27, 2015	By:	/s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President – Finance, Secretary and Treasurer